UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 13, 2009

ENTERCONNECT, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-145487	20-8002991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Century Center Court Suite 650 San Jose, California	95112-4537
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 441-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registrant and Highbridge International LLC (“Highbridge”; Registrant and Highbridge referred to herein as the “Parties”) are parties to a December 20, 2007 Securities Purchase Agreement, as amended by the December 17, 2008 Amendment and Waiver Agreement between Registrant and the Required Holders (“Securities Purchase Agreement”).  Under the Securities Purchase Agreement, Highbridge and certain other investors (“Other Investors” and collectively with Highbridge, “Investors”) purchased from Registrant (i) senior secured notes (“Notes”) and (ii) warrants to acquire shares of Registrant’s common stock, par value $0.001 per share (“Common Stock”) (“Warrant Shares”).  On March 11, 2009, Registrant and Highbridge entered into a Second Amendment and Waiver Agreement under which Highbridge, acting on behalf of itself and the Other Investors, granted certain consents and made certain waivers, and the Parties amended certain provisions and clauses (the consents, waivers and amendments together, the “Amendments”) to the Securities Purchase Agreement and to the related Transaction Documents, as defined therein, as described in more detail in Item 3.03 below and in the Exhibits filed herewith (“Second Amendment Agreement”).

Item 3.03.	Material Modification to Rights of Security Holders.

The Amendments referred to in the March 11, 2009 Second Amendment and Waiver Agreement described in Item 1.01 above included but were not limited to Highbridge’s consent, on behalf of itself and the Other Investors, to the following: (i) issuance and sale by Registrant of one or more bridge loan notes in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (“Bridge Notes”), (ii) issuance of up to 100,000 shares of Common Stock to John Thomas Financial, Inc. as partial compensation for providing Registrant with financial and strategic advisory services (“JTF Issuance”), and (iii) issuance and sale by Registrant of up to $1,000,000 of Series A Convertible Preferred Stock and accompanying warrants convertible into Common Stock (“Preferred Stock Issuance”).  In the Second Amendment Agreement, (i) the Parties also clarified the rights of holders of a majority of the Registered Securities issued and issuable under the Securities Purchase Agreement and under the Notes to waive a right for the benefit of all of the Investors, and (ii) Highbridge, for itself and on behalf of the Other Investors, waived the right to participate in up to 50% in the JTF Issuance and in the Preferred Stock Issuance, and the right to any adjustment to the number of Warrant Shares issuable upon exercise of the SPA Warrants which would occur as a result of the Bridge Loan Issuance and the Preferred Stock Issuance.

A copy of the March 11, 2009 Second Amendment and Waiver Agreement, the form of Bridge Loan Notes, and the form of Series A Convertible Preferred Stock Purchase Agreement are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.  The foregoing description of the March 11, 2009 Second Amendment and Waiver Agreement is not comprehensive and is qualified in its entirety by reference to the full text of the attached Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Second Amendment and Waiver Agreement dated March 11, 2009 between EnterConnect Inc. and Highbridge International LLC
4.2	Form of Bridge Loan Notes
4.3	Form of Series A Convertible Preferred Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2009	By:	/s/ Sam Jankovich
Chief Executive Officer

Exhibit Index

The following exhibits are being filed with this report:

Exhibit No.	Description
4.1	Second Amendment and Waiver Agreement dated March 11, 2009 between EnterConnect Inc. and Highbridge International LLC
4.2	Form of Bridge Loan Notes
4.3	Form of Series A Convertible Preferred Stock Purchase Agreement